Exhibit 10.6

Execution Version

CP BF Lending LLC

1910 Fairview Ave.

SUITE 200, SEATTLE WA 98105

September 5, 2024

Banzai International, Inc.

435 Ericksen Ave., Suite 250

Bainbridge Island, WA 98110

Attention: Joseph Patrick Davy

Email: joe@banzai.io

Mr. Davy,

This letter (this “Letter”) is to document an understanding between CP BF Lending, LLC, a Delaware limited liability company (“Lender”), and Banzai International, Inc., a Delaware corporation (“Borrower”), with regard to its proposed amendment (the “Proposed Amendment”) of that certain Loan Agreement, dated as of February 19, 2021 (as amended or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”) among Lender, Borrower, Demio Holdings, Inc. (“Demio”), Banzai Operating Co LLC (“Operating” and together with Demio, the “Guarantors”). Borrower, Guarantors and Lender each agree that substantially all of the outstanding obligations of the Borrower and Guarantors with regard to the Loan Agreement shall be consolidated and evidenced by a single convertible note (the “Proposed Convertible Note”), and that, absent an event of default, the Proposed Convertible Note shall accrue interest at a rate of 15.5%, which interest shall be paid in kind monthly (collectively, the “Rate Reduction”). In exchange for agreeing to the Rate Reduction, Borrower agrees to issue to Lender, 3,500,000 shares of the Class A common stock of Borrower, par value $0.0001 per share (the “New Shares”) upon full execution of this Letter. In the event that Borrower and Lender have not entered into a definitive agreement with respect to the Proposed Amendment prior to 5:00 p.m. Pacific Time, September 25, 2024, this Letter shall terminate and be of no further force or effect, the New Shares will be automatically cancelled without any further action by Borrower or Lender, and Lender shall have no further obligation to Borrower relating thereto. Lender hereby represents that it is an accredited investor as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(9), (a)(12) or (a)(13) under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (“Securities Act”) or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

CP BF Lending, LLC

By:	CP Business Finance GP, LLC, its manager

By:	Columbia Pacific Advisors, LLC, its manager

By:
Name:	Brad Shain
Title:	President

Acknowledged and Agreed,

Banzai International, Inc.

By:
Name:
Title: